                                   EXHIBIT 5.1

                    OPINION OF BLANK ROME COMISKY & McCAULEY


                                October 27, 1997

SunGard Data Systems Inc.
1285 Drummers Lane
Wayne, PA 19087

         Re:   SunGard Data Systems Inc.
               Registration Statement on form S-4
               ----------------------------------

Gentlemen:

         We have acted as counsel to SunGard Data Systems Inc. ("SunGard") in connection with the Registration Statement on Form S-4 (the "Registration Statement") to be filed on October 28, 1997 by SunGard pursuant to the Securities Act of 1933, as amended, relating to the issuance of up to 360,000 shares of common stock, par value $0.01 per share, of SunGard (the "Common Stock") in connection with the proposed merger ("Merger") of BWI Acquisition, Inc., a Delaware corporation ("Newco"), with and into BancWare, Inc., a Massachusetts corporation ("BancWare"), plus an indeterminate number of shares of Common Stock which may be issued by reason of certain adjustments in the exchange ratios for the Merger (the 360,000 shares plus such indeterminate number of shares being collectively referred to hereinafter as the "Shares"). This opinion is furnished pursuant to the requirements of Item 601(b)(5) of Regulation S-K.

         In rendering this opinion, we have examined only the documents listed on Exhibit "A" attached hereto. We have not performed any independent investigation other than the document examination described above. Our opinion is therefore qualified in all respects by the scope of that document examination. We have assumed and relied on the truth, completeness, authenticity and due authorization of all documents and records examined and the genuineness of all signatures. This opinion is limited to the laws of the State of Delaware.

         Based upon and subject to the foregoing, we are of the opinion that the Shares, when issued in the manner contemplated by the Registration Statement, will be legally issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Proxy Statement-Prospectus, which is part of the Registration Statement.

                                            Very truly yours,


                                            BLANK ROME COMISKY & McCAULEY

                                   EXHIBIT "A"



1. SunGard's Amended and Restated Certificate of Incorporation and all amendments thereto.

2.   SunGard's Amended and Restated By-Laws.

3. Good Standing Certificate issued by the Secretary of State of the State of Delaware.

4. Resolutions adopted by the Board of Directors relating to transactions contemplated by the Registration Statement.

5.   SunGard's Registration Statement on Form S-4.